UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                    FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 3, 2002


                      HALLMARK FINANCIAL SERVICES, INC.
                      ---------------------------------
            (Exact name of registrant as specified in its charter)


        Nevada                     0-16090                   87-0447375
  -----------------             ------------           -------------------
   (State or other              (Commission               (IRS Employer
     jurisdiction               File Number)           Identification No.)
  of incorporation)


     14651 Dallas Parkway, Suite 900, Dallas, Texas           75254
     ----------------------------------------------        ----------
        (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code:  (972) 404-1637


                                Not Applicable
        (Former name or former address, if changed since last report.)

 Item 2. Acquisition or Disposition of Assets.

      On December  3, 2002,  the Registrant  acquired from  Millers  American
 Group, Inc. ("Millers") all of the outstanding stock of two inactive subsidiaries, Financial and Actuarial Resources, Inc. ("FAR") and Effective Litigation Management, Inc. ("ELM"). The Registrant simultaneously acquired from The Millers Insurance Company ("MIC"), an indirect subsidiary of Millers, all of the outstanding stock of Millers General Agency, Inc. ("MGA"), an active Texas managing general agency, as well as certain contracts and fixed assets. Immediately following these transactions, the newly acquired subsidiaries of the Registrant employed all MIC personnel and began providing fee-based claims and financial administrative services to MIC.

      The aggregate purchase price for the acquired subsidiaries and assets was $2,480,000, consisting of $2,000,000 in cash and MGA's assumption of $480,000 in debt owed by MIC to Phoenix Indemnity Insurance Company ("Phoenix"), another indirect subsidiary of Millers. The purchase price was determined through negotiations between the Registrant and Millers. The Registrant funded the cash portion of the purchase price from an interim financing facility previously provided by Newcastle Partners, L.P., an affiliate of Mark E. Schwarz, Chairman of the Registrant.

      As reported in the Registrant's Form 8-K filed on November 8, 2002, the Registrant previously purchased from a bank a promissory note in default payable by Millers (the "Millers Note") which is guaranteed by Trilogy Holdings, Inc. ("Trilogy"), a wholly-owned subsidiary of Millers, and is secured by all of the issued and outstanding capital stock of MIC, a Texas-based property and casualty insurance carrier, and Phoenix, an Arizona-based non-standard automobile insurance carrier. There is no other material relationship between Millers and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.


 Item 5. Other Events and Regulation FD Disclosure

      In lieu of immediate foreclosure of the collateral securing the Millers Note, the Registrant has negotiated with Millers to accept all of the outstanding capital stock of Phoenix in satisfaction of $7.0 million of the outstanding balance of the Millers Note. The proposed exchange is contingent on execution of a mutually acceptable definitive agreement and regulatory approval of the Registrant's Form A application for change of control previously filed with the Arizona Department of Insurance. If consummated, the proposed transaction would result in Phoenix becoming a wholly-owned subsidiary of the Registrant. However, there can be no assurance that the proposed transaction will be completed.

      The Registrant intends to continue to hold the capital stock of MIC as collateral for the remaining balance of the Millers Note while the parties evaluate the recapitalization or reorganization of MIC. There can be no assurance that MIC will ever be recapitalized or reorganized, that the Registrant will otherwise foreclose on such collateral or successfully enforce its guaranty against Trilogy, or that the remaining balance of the Millers Note will ever be paid.


 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

 (a) The Registrant intends to provide required financial statements of the business acquired in an amendment to this Form 8-K filed within 60 days after the date this initial report on Form 8-K was due.

 (b)  The  Registrant  intends  to  provide  required  pro  forma   financial
      information in an amendment to this Form 8-K filed within 60 days after the date this initial report on Form 8-K was due.


 (c)         Exhibits.

      2(a)   Purchase Agreement  dated  November 26,  2002,  among   Hallmark
             Financial Services, Inc., Millers American Group, Inc. and The Millers Insurance Company.

      2(b) Assumption Agreement dated December 1, 2002, among The Millers Insurance Company, Millers General Agency, Inc. and Phoenix Indemnity Insurance Company.


                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HALLMARK FINANCIAL SERVICES, INC.




 Date:  December 4, 2002       By: /s/ Linda H. Sleeper
                               -------------------------------
                               Linda H. Sleeper, Its President